UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

NUSTAR ENERGY L.P.

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	74-2956831 (I.R.S. Employer Identification No.)

19003 IH-10 West San Antonio, Texas 78257 (210) 918-2000 (address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

8.50% Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units representing limited partner interests	New York Stock Exchange

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.   ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.   ☐

Securities Act registration statement file number to which this form relates: 333-212338

Securities to be registered pursuant to Section 12(g) of the Act: None

The Commission is respectfully requested to send copies of all notices, orders and communications to:

Amy L. Perry Senior Vice President, General Counsel – Corporate & Commercial Law and Corporate Secretary NuStar GP, LLC 19003 IH-10 West San Antonio, Texas 78257 (210) 918-2000	George J. Vlahakos Andrews Kurth Kenyon LLP 600 Travis, Suite 4200 Houston, Texas 77002 (713) 220-4200

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the 8.50% Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units (the “Preferred Units”), representing preferred equity interests in NuStar Energy L.P. (the “Registrant”), is set forth under the captions “Description of the Series A Preferred Units” and “Material Tax Considerations” in the Registrant’s prospectus supplement dated November 17, 2016 as filed by the Registrant with the Securities and Exchange Commission (the “SEC”) on November 18, 2016, and the base prospectus dated and filed with the SEC on June 30, 2016 pursuant to Rule 424(b) under the Securities Act of 1933 (the “Securities Act”), as amended, which prospectus constitutes a part of the Registrant’s Registration Statement on Form S-3 (No. 333-212338). The summary descriptions of the Preferred Units do not purport to be complete and are qualified in their entirety by reference to the exhibits, which are hereby incorporated herein and may be amended from time to time.

Item 2.	Exhibits.

The following exhibits to this Registration Statement on Form 8-A are incorporated by reference from the documents specified which have been filed with the SEC.

Exhibit Number	Description

1	Prospectus filed under the Securities Act on June 30, 2016 (incorporated herein by reference).

2	Prospectus Supplement filed pursuant to Rule 424(b)(5) under the Securities Act on November 18, 2016 (incorporated herein by reference).

3	Amended and Restated Certificate of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.3 to the Registrant’s Annual Report on Form 10-K for year ended December 31, 2001 (File No. 001-16417)).

4	Amendment to Certificate of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.01 to the Registrant’s Current Report on Form 8-K, filed March 27, 2007 (File No. 001-16417)).

5	Fourth Amended and Restated Agreement of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed November 25, 2016 (File No. 001-16417)).

6	Specimen Unit Certificate for the Preferred Units (incorporated herein by reference to Exhibit B to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed November 25, 2016 (File No. 001-16417)).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

NUSTAR ENERGY L.P.

	By:	Riverwalk Logistics, L.P. its general partner

By: NuStar GP, LLC its general partner

Date: November 25, 2016	By:	/s/ Amy L. Perry

Name: Amy L. Perry
Title: Senior Vice President, General Counsel – Corporate & Commercial Law and Corporate Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

1	Prospectus filed under the Securities Act on June 30, 2016 (incorporated herein by reference).

2	Prospectus Supplement filed pursuant to Rule 424(b)(5) under the Securities Act on November 18, 2016 (incorporated herein by reference).

3	Amended and Restated Certificate of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.3 to the Registrant’s Annual Report on Form 10-K for year ended December 31, 2001 (File No. 001-16417)).

4	Amendment to Certificate of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.01 to the Registrant’s Current Report on Form 8-K, filed March 27, 2007 (File No. 001-16417)).

5	Fourth Amended and Restated Agreement of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed November 25, 2016 (File No. 001-16417)).

6	Specimen Unit Certificate for the Preferred Units (incorporated herein by reference to Exhibit B to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed November 25, 2016 (File No. 001-16417)).